Exhibit 10.9

THIRD AMENDED AND RESTATED CONTINENTAL RESOURCES, INC.
2013 LONG-TERM INCENTIVE PLAN

Article I

PURPOSE
Section 1.1
Purpose. This Third Amended and Restated Continental Resources, Inc. 2013 Long-Term Incentive Plan (the “Plan”) is established by Continental Resources, Inc., an Oklahoma corporation (the “Company”) to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Bonus Stock Awards, SARs, RSUs, Performance Awards, Annual Incentive Awards, Cash Awards, Dividend Equivalents and Other Bonus Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, SARs, RSUs, Performance Awards, Cash Awards, Dividend Equivalents and Other Bonus Awards to Consultants and Eligible Directors, subject to the conditions set forth in the Plan and as such capitalized terms are defined below.
Section 1.2
History and Amendments to the Plan. The Plan was originally adopted by the Board to be effective on May 23, 2013, the date approved by the Company’s shareholders (the “Original Effective Date”), and was amended and restated as of March 26, 2019 (the “Amendment Effective Date”). As of the Amendment Effective Date, the number of shares of Common Stock that were available for issuance pursuant to this Plan was 12,983,543; however, in connection with the Company’s adoption of the Continental Resources, Inc. 2022 Long Term Incentive Plan on May 19, 2022 (the “2022 Plan”), all such shares of Common Stock reserved for issuance pursuant to this Plan became part of the approved share pool for the 2022 Plan.

The Company entered into that certain Agreement and Plan of Merger with Omega Acquisition, Inc., on October 16, 2022 (the “Merger”). On October 24, 2022, Harold Hamm, the Company’s founder, commenced a tender offer to acquire all outstanding shares of the Company’s stock, other than certain excluded rollover shares (the “Offer”). The Offer and the Merger resulted in the Company ceasing to be listed as a public company on the New York Stock Exchange, therefore effective November 22, 2022, the Company adopted a second amendment and restatement of the Plan in order to modify the terms and conditions of the Plan as applicable to a private company.

This third amendment and restatement of the Plan is intended to further update certain administrative provisions of the Plan, and shall become effective as of the Effective Date. As noted above, as of the Effective Date, there are zero (0) shares of Common Stock available for issuance pursuant to the Plan, and no Awards that may or must be settled in the form of Common Stock shall be granted following the Effective Date unless or until the Company amends this Plan to provide otherwise. All references to Awards that may or must be settled in Common Stock shall remain a part of this Plan in order to give context to applicable Awards granted prior to the Effective Date.

Article II

DEFINITIONS
Section 2.1
“Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.
Section 2.2
“Annual Incentive Award” means a conditional right granted to an Eligible Employee under Article IX of this Plan.
Section 2.3
“Award” means, individually or collectively, any Option, Restricted Stock Award, Bonus Stock Award, SAR, RSU, Performance Award, Annual Incentive Award, Cash Award, Dividend Equivalent or Other Bonus Award granted under the Plan to an Eligible Employee or any Nonqualified Stock Option, Restricted Stock Award, Bonus Stock Award, SAR, RSU, Performance Award, Cash Award, Dividend Equivalent or Other Bonus Award granted under the Plan to a Consultant or an Eligible Director pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.
Section 2.4
“Award Agreement” means any written instrument (including any employment, severance, or change in control agreement) that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.
Section 2.5
“Board” means the Board of Directors of the Company.
Section 2.6
“Bonus Stock Award” means an Award of unrestricted shares of Common Stock granted under Section 6.3.
Section 2.7
“Cash Award” means an Award denominated in cash granted under Section 10.3.
Section 2.8
“Change of Control Event” means, except as otherwise provided in an Award Agreement, the failure of the Hamm Group to have the beneficial ownership of more than 50% of the Voting Stock of the Company or any Successor Parent of the Company (measured by voting power rather than the number of shares).

Notwithstanding the definition above, with respect to any award subject to the limitations and requirements of the Nonqualified Deferred Compensation Rules, a “Change of Control Event” for purposes of triggering the exercisability, settlement or other payment or distribution of such Award shall not occur unless a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation”, as defined in section 1.409A-3(i)(5) of the Treasury Regulations, has also occurred.

Section 2.9
“Change of Control Value” shall equal the amount determined in clause (a), (b) or (c), whichever is applicable, as follows: (a) the per share price offered to shareholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (b) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control Event takes place, or (c) if such Change of Control Event occurs other than pursuant to clause (a) or (b) of this Section 2.8, the fair market value per share of the shares that may otherwise be obtained with respect to applicable Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of the cancellation and surrender of applicable Grants. In the event that the consideration offered to shareholders of the Company in any transaction described in Section 11.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.
Section 2.10
“Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
Section 2.11
“Committee” means the person or persons designated by the Board to administer the Plan, provided, however, for purposes of this Plan, the term “Committee” shall also include the Board to the extent the Board elects to administer the Plan, and shall also include any individual that has received administrative delegation from the Committee pursuant to Section 3 of the Plan.
Section 2.12
“Common Stock” means the common stock, par value $.01 per share, of the Company, and after any substitution, such other stock as shall be substituted therefore as provided in Article XI.
Section 2.13
“Company” means Continental Resources, Inc., an Oklahoma corporation.
Section 2.14
“Consultant” means any person who is or was engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.
Section 2.15
“Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.
Section 2.16
“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee.
Section 2.17
“Dividend Equivalent” means a right, granted to an Eligible Employee, a Consultant or an Eligible Director under Section 10.1, to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.
Section 2.18
“EBITDA” means earnings before interest, taxes, depreciation and amortization.
Section 2.19
“Effective Date” means February 6, 2023.

Section 2.20
“Eligible Employee” means any individual who is or was an employee of the Company, a Subsidiary, or an Affiliated Entity; provided that no former employee may receive an Award intended to be qualified as an Incentive Stock Option. An employee on leave of absence may be considered as still in the employ of the Company, a Subsidiary or an Affiliated Entity for purposes of eligibility for participation in this Plan.
Section 2.21
“Eligible Director” means any individual who is or was providing services as a member of the Board who is not also an employee of the Company, a Subsidiary or an Affiliated Entity.
Section 2.22
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than any debt security which by its terms is convertible at the option of the holder into Equity Interests, to the extent such holder has not so converted such debt security).
Section 2.23
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
Section 2.24
“Fair Market Value” means as of any specified date, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
Section 2.25
“Grants” means, collectively, outstanding Awards.
Section 2.26
“Hamm Group” means (i) Harold G. Hamm (“Hamm”), (ii) any of Hamm’s lineal descendants, (iii) Hamm’s guardian or other legal representative of Hamm or Hamm’s estate, (iv) any trust of which at least one of the trustees is Hamm, or the principal beneficiaries of which are any one or more of the persons or entities described in clause (i) through (iv) above, (v) any person or entity that is controlled by any one or more of the persons or entities described in clause (i) through (iv) above, (vi) any group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder) that includes one or more of the persons or entities described in clauses (i) through (v) above, provided that such persons and entities described in clauses (i) through (v) above control more than 50% of the voting power of such group.
Section 2.27
“Immediate Family Members” means a Participant’s spouse, children or grandchildren.
Section 2.28
“Incentive Stock Option” means an Option intended to be and designed as an incentive stock option within the meaning of section 422 of the Code.

Section 2.29
“Nonqualified Deferred Compensation Rules” means section 409A of the Code, as amended, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
Section 2.30
“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
Section 2.31
“Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.
Section 2.32
“Other Bonus Awards” means Awards granted to an Eligible Employee, a Consultant or an Eligible Director under Section 10.2 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, including cash Awards.
Section 2.33
“Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted under the Plan.
Section 2.34
“Performance Award” means a right, granted to an Eligible Employee, a Consultant or an Eligible Director under Section 9.1 of the Plan, to receive Awards based upon performance criteria specified by the Committee.
Section 2.35
“Plan” means this Third Amended and Restated Continental Resources, Inc. 2013 Long-Term Incentive Plan.
Section 2.36
“Recapitalization” means the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure.
Section 2.37
“Restricted Stock Award” means an Award of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Committee in its discretion granted to an Eligible Employee, a Consultant or an Eligible Director under Article VI of the Plan.
Section 2.38
“Restriction Period” means the specified period during which a Restricted Stock Award is subject to restrictions, including continued employment and service conditions and/or performance conditions, imposed by the Committee in its discretion.
Section 2.39
“Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 62.
Section 2.40
“RSU” means a right to receive Common Stock, cash, or a combination of both at the end of a specified period granted to an Eligible Employee, a Consultant or an Eligible Director under Article VIII of the Plan.
Section 2.41
“SAR” means a stock appreciation right, which is the right to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the grant price of the SAR, granted to an Eligible Employee, a Consultant or an Eligible Director under Article VII of the Plan.

Section 2.42
“SEC” means the Securities and Exchange Commission.
Section 2.43
“Securities Act” means the Securities Act of 1933, as amended.
Section 2.44
“Subsidiary” shall have the same meaning set forth in section 424 of the Code.
Section 2.45
“Successor Parent” with respect to any person means any other person more than 50% of the total outstanding Voting Stock of which (measured by voting power rather than the number of shares) is, at the time the first person becomes a subsidiary of such other person, beneficially owned by one or more persons that beneficially owned more than 50% of the total outstanding Voting Stock of the first person (measured by voting power rather than the number of shares) immediately prior to the first person becoming a subsidiary of such other person.
Section 2.46
“Voting Stock” of a person means Equity Interests of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Equity Interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
Article III

ADMINISTRATION
Section 3.1
Administration of the Plan. The Plan shall be administered by the Committee.

Subject to the express provisions of the Plan, and other applicable laws, the Committee shall have exclusive power to:

(a)
Select Eligible Employees, Eligible Directors and Consultants to participate in the Plan;
(b)
Determine the time or times when Awards will be made to Eligible Employees and Consultants;
(c)
Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Bonus Stock Award, SAR, RSU, Performance Award, Annual Incentive Award, Cash Award, Dividend Equivalents or Other Bonus Award, the number of shares of Common Stock or Performance Awards subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting and any terms requiring forfeiture of Awards in the event of termination of the Participant’s employment or service relationship, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee;
(d)
Determine whether Awards will be granted singly or in combination;
(e)
Accelerate the vesting, exercise or payment of an Award or the performance period of an Award (provided, however, that the Committee shall not have any discretion to accelerate or modify any term or condition of any Award subject to the limitations and requirements of the

Nonqualified Deferred Compensation Rules if such acceleration or modification would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules);
(f)
Determine whether and to what extent an Annual Incentive Award may be deferred, either automatically or at the election of the Participant or the Committee;
(g)
Construe the respective Award Agreements and the Plan;
(h)
Delegate its duties under the Plan (including but not limited to the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law; and
(i)
Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not violate state or corporate law. Upon any such delegation, all references in the Plan to the “Committee” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee, other than with respect to the definition of “Change of Control Value,” “Fair Market Value,” or any reference to the “Committee” within Article XI. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan.

Section 3.2
Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.
Section 3.3
Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliate Entities, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliate Entities acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
Section 3.4
Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliate Entities operates or has employees, directors or other service providers from time to time, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliate Entities shall be covered by the Plan;

(ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Employees, Eligible Directors or Consultants outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4.1(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
Article IV

SHARES SUBJECT TO THE PLAN
Section 4.1
Shares Subject to the Plan.
(a)
As of the Effective Date, there are zero (0) shares of Common Stock available for issuance pursuant to the Plan.
(b)
Common Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company.
(c)
No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.
Section 4.2
Availability of Shares Not Issued under Awards. Shares of Common Stock subject to an Award under this Plan that expire or are canceled, forfeited, surrendered, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock Awards, and (ii) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock Awards or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.
Section 4.3
Miscellaneous.
(a)
To the extent not already specified in the Plan, the Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(b)
Separate certificates or a book-entry registration representing shares of Common Stock shall be delivered to a Participant upon the exercise of any Option.
(c)
The maximum term of any Award shall be ten years.
Article V

STOCK OPTIONS
Section 5.1
Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Employees, Consultants and Eligible Directors. In addition, the Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Incentive Stock Options to Eligible Employees. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.
Section 5.2
Conditions of Options. Each Option so granted shall be subject to the following conditions:
(a)
Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.
(b)
Form of Payment. The exercise price of an Option may be paid by any of the following methods as permitted by the Committee: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price; (iii) by net issue exercise, pursuant to which the Company will issue a number of shares of Common Stock as to which the Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the exercise price; or (iv) a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be facilitated by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.
(c)
Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and all applicable taxes.
(d)
Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.
(e)
Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees who provide services to the Company or any parent or subsidiary corporation (as defined in section 424 of the Code). To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
(f)
Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.
(g)
Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.
(h)
Options and Rights in Substitution for Options Granted by Other Employers. Options and SARs may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become Eligible Employees, Consultants, or Eligible Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliated Entity.
Article VI

RESTRICTED STOCK AND BONUS STOCK AWARDS
Section 6.1
Grant of Restricted Stock and Bonus Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award and/or Bonus Stock Awards to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards and Bonus Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award and Bonus Stock Award shall be subject to an Award Agreement setting forth the terms of such Award and may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. The purchase price, if any, for shares of Common Stock issued in connection with a Restricted Stock Award shall be determined by the Committee, in its sole discretion.
Section 6.2
Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:
(a)
Restriction Period. The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof, which shall require the Eligible Employee, Consultant or Eligible Director to remain in the employment of, or to provide continued services to, as applicable, the Company, a Subsidiary, or an Affiliated Entity for a prescribed period or which shall require the achievement by the Company of specified performance criteria, as may from time to time be specified by the Committee. At the end of the Restriction Period, assuming the fulfillment of any specified vesting conditions, such restrictions as have been imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.4, the Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.
(b)
Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
(c)
Rights as Shareholders. The Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to receive dividends. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Restricted Stock Award. Unless otherwise determined by the Committee, if any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.
Section 6.3
Conditions of Bonus Stock Awards. Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of

Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.
Article VII

STOCK APPRECIATION RIGHTS
Section 7.1
Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant an SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of an SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.
Section 7.2
Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the grant price of the SAR. Payment of amounts attributable to a SAR shall be made in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee, and the timing of such payment shall be specified in the Award Agreement with respect to each SAR.
Section 7.3
Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, (i) the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR and (ii) the SAR shall not be exercisable after the five year anniversary of the date of grant.
Article VIII

RESTRICTED STOCK UNITS
Section 8.1
Grant of Restricted Stock Units. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant Restricted Stock Units, or RSUs, which are rights to receive shares of Common Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to any Eligible Employee, Consultant, or Eligible Director, subject to the following terms and conditions.
Section 8.2
Award and Restrictions. Settlement of an RSU shall occur upon expiration of the deferral period specified for such RSU by the Committee. In addition, RSUs shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. RSUs shall be satisfied by the delivery of shares of Common Stock or cash in the amount equal to the Fair Market Value of the specified number of shares of Common Stock covered by the RSUs, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
Section 8.3
Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, a right to receive Dividend Equivalents paid with respect to the specified number of shares of Common Stock covered by an RSU shall be either (A) paid with respect to such RSU on the dividend payment date in cash or in shares of unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units.
Article IX

PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS
Section 9.1
Performance Awards. The right of an Eligible Employee, Consultant or Eligible Director to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
Section 9.2
Annual Incentive Awards. The Committee is authorized to grant Annual Incentive Awards, which are conditional rights granted to an Eligible Employee to receive a cash payment, shares of Common Stock, or another Award, unless otherwise determined by the Committee, after the end of a specified year or other period.
Article X

OTHER AWARDS
Section 10.1
Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Employee, Eligible Director or Consultant, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.
Section 10.2
Other Bonus Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Bonus Awards to Participants, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Bonus Awards. Common Stock delivered pursuant to an Other Bonus Award in the nature of a purchase right granted under this Section 10.2 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Committee shall determine.
Section 10.3
Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to any eligible person in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
Article XI

RECAPITALIZATION OR REORGANIZATION
Section 11.1
No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, Recapitalization, reorganization or other change in the Company’s or any Affiliated Entity’s capital structure or its business, any merger or consolidation of the Company or any Affiliated Entity, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliated Entity or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Article XI result in creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.
Section 11.2
Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied and the number of shares of Common Stock authorized pursuant to Article IV of the Plan, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share. Adjustments under this Section 11.2 shall be made by the Committee and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.
Section 11.3
Recapitalizations and Change of Control Events. If the Company undergoes a Recapitalization without the occurrence of a Change of Control Event, the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award and the share limitations provided in Article IV shall be adjusted in a manner consistent with the Recapitalization. Upon a Change of Control Event the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Grants held by any individual Participant: (1) accelerate the time at which Grants may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control Event) fixed by the Committee, after which specified date all unexercised Grants and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Grants held by such Participants (irrespective of whether such Grants are then vested or exercisable under the provisions of the Plan) as of a date, before or after such Change of Control Event, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Grants over the exercise price(s), if any, under such Grants for such shares (except that to the extent an applicable exercise price under any such Grant is equal to or exceeds the Change of Control Value, in which case no amount shall be payable with respect to such Grant), or (3) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change of Control Event (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding), including, without limitation, adjusting a Grant to provide that the number and class of shares of Common Stock covered by such Grant shall be adjusted so that such Grant shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash), as determined by the Committee in its sole discretion.
Section 11.4
Vesting Upon Change of Control Event. Notwithstanding any other provision in this Plan to the contrary, unless expressly provided otherwise in the applicable Award Agreement, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.
Section 11.5
Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of Recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the Date of Grant of any Award and not otherwise provided for by this Article XI, such Award and any Award Agreement shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Article XI, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, Options generally, SARs, Restricted Stock Awards, RSUs and Performance Awards and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Change of Control Event, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Annual Incentive Awards and Performance Awards as of a date, before or after such Change of Control Event, specified by the Committee, in which event the Committee shall thereupon cancel such Annual Incentive Awards and Performance Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Annual Incentive Award or Performance Award which, in the event the applicable performance or vesting period set forth in such Annual Incentive Award or Performance Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.
Section 11.6
Shareholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required shareholder action, if applicable.
Section 11.7
No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractional share resulting from such adjustment shall be rounded up to the next whole share.
Article XII

GENERAL
Section 12.1
Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of shareholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any federal or state law or regulation, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to shareholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Article XI will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.
Section 12.2
Termination of Employment; Termination of Service.
(a)
Unless otherwise set forth within an Award Agreement, if an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination (one year in the case of death or a Disability that is also a “disability” within the meaning of section 22(e)(3) of the Code, in lieu of the three-month period). If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Committee may, in its sole discretion, accelerate the vesting of unvested Awards in the event of termination of employment of any Participant.
(b)
Unless otherwise set forth within an Award Agreement, in the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s or Consultant’s Award Agreement or by the Committee. The Consultant or Eligible Director shall have a period of one year following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.
Section 12.3
Limited Transferability-Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the Immediate Family Members of the Participant, (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members.. The Award Agreement pursuant to which such Nonqualified Stock Options are granted shall expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 12.3. All terms of the Award Agreement, including all vesting provisions, shall continue to apply to the Nonqualified Stock Option. The events of termination of employment of Section 12.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 12.2 hereof. No transfer pursuant to this Section 12.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 12.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution or with the Committee’s advance approval, which may be given or withheld in the Committee’s sole discretion; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.
Section 12.4
Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
Section 12.5
No Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee, Eligible Director or Consultant any right to remain in the employ of, or the right to continue in a service relationship with, the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment or a service relationship with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee, Eligible Director or Consultant at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.
Section 12.6
Reliance on Reports. Each member of the Board and each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board or the

Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.
Section 12.7
Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 12.7 nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Common Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
Section 12.8
Additional Agreements. Each Eligible Employee, Eligible Director or Consultant to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such individual’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliate Entities, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
Section 12.9
Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the Sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 12.10
Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.
Section 12.11
No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliated Entity and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate Entity pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliated Entity.
Section 12.12
Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
Section 12.13
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval, as required, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliate Entities from taking any corporate action which is deemed by the Company or such Affiliated Entity to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliate Entities as a result of any such action.
Section 12.14
Clawback. Notwithstanding any other provisions in this Plan, any Award granted hereunder shall be subject to any written clawback policies of the Company (whether adopted prior to or following the Effective Date), and will also be subject to recovery, deduction or clawback as may be required under any applicable law, or government regulation (or any policy adopted by the Company pursuant to any such law, or government regulation requirement). Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.